                                                                     EXHIBIT 4.2
                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is entered into as of the 23rd day of December, 1997, by and among ZipLink, LLC, ("ZipLink") having a usual place of business at 40 Woodland Street, Hartford, Connecticut 06105, and the persons and organizations listed on SCHEDULE I (as such Schedule may be amended from time to time) (the "Holders").



                                    RECITALS

     WHEREAS, the Holders are the founding members and key employees of ZipLink; and

     WHEREAS, ZipLink has agreed to provide the Holders the registration rights set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:



Section 1.     REGISTRATION RIGHTS.

1.1  DEFINITIONS. As used in this Agreement:

     (a) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

     (c) "Holder" means any person or organization listed on SCHEDULE I (as such Schedule may be amended from time to time) or anyone who holds Registrable Securities to whom the registration rights conferred by this Section 1 have been transferred in compliance with Section 1.8.

     (d)  "Initiating Holders" means Holders requesting registration pursuant to
          Section 1.2(a).

     (e) "Participating Holders" means any Holder or Holders who have, by proper notice, requested inclusion of their Registrable Securities in the relevant public offering and who have, if applicable, agreed to participate in any related underwriting.

     (f) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

     (g) "Registrable Securities" means units of ownership of ZipLink now or hereafter held by any Holder or a transferee pursuant to Section 1.8, any and all shares of capital stock issued or exchanged in consequence of an Incorporation Transaction (as defined in ZipLink's Operating Agreement dated as of November 21, 1995), as it may be amended or supplemented, and any and all securities issued or exchanged, as the case may be, in respect of any of the foregoing securities as a result of a split or dividend of a security, reorganization, recapitalization or similar transaction.

     (h) "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

1.2  DEMAND REGISTRATION.

(a) REQUEST FOR REGISTRATION. If ZipLink receives from the Holders a written request that ZipLink register Registrable Securities equivalent to not less than twenty percent (20%) of the Registrable Securities then outstanding, or a lesser percentage if the anticipated aggregate offering price of the Registrable Securities to be registered, net of standard underwriting discounts, would exceed $5,000,000, ZipLink will:

               (i) promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its best efforts to register such securities as requested and to facilitate the sale and distribution of the Holders' Registrable Securities as specified in such request, together with the Registrable Securities of any Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from ZipLink.

          Notwithstanding the foregoing, ZipLink shall not be obligated to take any action to effect such registration pursuant to this Section 1.2 (a "Demand Registration") in the following instances:

               (A) If the registration would become effective prior to the date six months following the effective date of ZipLink's Initial Public Offering;

               (B) If the registration would become effective within 180 days following the effective date of a pubic offering by ZipLink of its securities for its own account;

               (C) in any particular jurisdiction in which ZipLink would be required to execute a general consent to service of process, unless ZipLink is already subject to service in such jurisdiction and except as required by the Securities Act; or

               (D) after ZipLink has effected two (2) registrations pursuant to this Section 1.2(a) and such registrations have been declared or ordered effective.

          Subject to the foregoing clauses (A) through (D), ZipLink shall file a registration statement covering the Registrable Securities requested to be registered as soon as practical, but in any event within 90 days after receipt of the request of the Holders. If ZipLink furnishes to the Holders a certificate signed by the Manager of ZipLink stating that, in the good faith judgment of the Manager of ZipLink, (i) the filing of the registration statement would require the disclosure of information not otherwise required to be disclosed and that such disclosure would adversely affect any material business opportunity, transaction or negotiation then contemplated by ZipLink, or (ii) such registration is not in the best interests of ZipLink, ZipLink shall have an additional period of not more than 120 days after the expiration of the initial 90 day period within which to file the registration statement.

(b) UNDERWRITING. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise ZipLink as part of their request made pursuant to Section 1.2(a) (a "Request for Registration") and ZipLink shall include such information in the written notice referred to in Section 2.2(a)(i). In such event, the underwriters shall be selected by ZipLink and must be reasonably acceptable to a majority in interest of the Initiating Holders. The right of any Holder to a Demand Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Participating Holders and such Holder) to the extent provided herein. ZipLink and all Holders registering securities shall enter into an underwriting agreement in customary form with the underwriters. Notwithstanding any other provision of this Section 2.2(a), if the underwriters advise ZipLink in writing that marketing factors require a limitation of the number of shares to be underwritten, ZipLink shall so advise all Holders of Registrable Securities. The number of shares of Registrable Securities that may be included in the registration and underwriting shall be reduced as the underwriter and ZipLink require and those securities included in the registration shall be allocated FIRST among the Initiating Holders in proportion, as nearly as practicable, as the respective amounts of Registrable Securities then held by each Initiating Holder bears to the total number of Registrable Securities held by all Initiating Holders, and SECOND among the remaining Participating Holders in proportion, as nearly as practicable, as the respective amounts of Registrable Securities then held by each such Participating Holder bears to the total number of Registrable Securities held by all such Participating Holders. If any Participating Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to ZipLink, the underwriter and the other Participating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriters' marketing limitation or withdrawn from such underwriting at the request of the Holder thereof shall be withdrawn from such registration.

1.3  PIGGY-BACK REGISTRATION.

(a) Whenever ZipLink proposes to register any of its securities under the Securities Act for its own account or for any of its shareholders (other than its initial public offering or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggy-back Registration"), ZipLink will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration (which notice shall include a list of jurisdictions in which ZipLink intends to attempt to qualify such securities under applicable blue sky or other state securities laws) and will include in such registration and in any underwriting involved therein, subject to Section 1, all Registrable Securities with respect to which ZipLink has received written requests for inclusion therein within 15 days after the date of the notice of the Holders.

(b) If a Piggy-back Registration includes an underwriting on behalf of ZipLink or the parties initiating such registration, ZipLink shall so advise the Holders as a part of the notice given pursuant to Section 1.3(a). In such event, the right of any Holder to registration pursuant to Section 1.3(a) shall be conditioned on such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. ZipLink and the Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters selected by ZipLink or the parties initiating such registration, as the case may be. If any Holder disapproves of any of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to ZipLink and the underwriter. Any Registrable Securities withdrawn from such underwriting shall be withdrawn from such registration.

(c) If a Piggy-back Registration is an underwritten primary registration and the managing underwriters advise ZipLink, in writing that, in their opinion, one or more marketing factors require a limitation on the number of securities to be underwritten, ZipLink shall so advise all Holders of Registrable Securities. The number of shares of securities included in such Piggy-back Registration shall be reduced as the underwriter and ZipLink require and those securities included in the registration shall be allocated among the Registrable Securities and any other securities requested to be included in such registration (except those with Superior Registration Rights) pro-rata among the Holders of such Registrable Securities and other securities on the basis of the number of shares requested to be registered by each such Holder.

(d) If a Piggy-back Registration is an underwritten secondary registration on behalf of holders of ZipLink's securities, and the managing underwriters advise ZipLink in writing that, in their opinion, one or more marketing factors require a limitation on the number of securities to be underwritten, ZipLink shall so advise all Holders of Registrable Securities. The number of shares of securities included in such Piggy-back Registration shall be reduced as the underwriter and ZipLink require and those securities included in such registration shall be allocated FIRST to those held by the party requesting such registration, and SECOND among the Registrable Securities and any other securities requested to be included in such registration pro-rata among the Holders of such Registrable Securities and other securities on the basis of the number of shares requested to be registered by each such Holder

1.4 EXPENSE OF REGISTRATION. All expenses incurred in effecting registration pursuant to this Section 1, including, without limitation, all registration and filing fees, printing expenses, expensed of compliance with blue sky laws, fees and disbursements of counsel for ZipLink, and any accounting and audit expenses incidental to or required by any such registration, shall be borne by ZipLink except as follows:

          (i) ZipLink shall not be required to pay for expenses of any Demand Registration, the request for which has been subsequently withdrawn by a majority in interest of the Participating Holders, unless the requested registration is withdrawn due to a material change in ZipLink or its business of which the Participating Holders were previously unaware.

          (ii) ZipLink shall not be required to pay fees and disbursements of more than one counsel for all Holders who are selling Registrable Securities in such registration, qualifications or compliance.

          (iii) ZipLink shall not be required to pay underwriter's fees, discounts, commissions or transfer taxes relating to Registrable Securities.

     All expenses of any registration not otherwise borne by ZipLink shall be borne pro rata among the Participating Holders (and ZipLink and the other Holders registering securities in the offering) on the basis of the number of shares registered.

1.5 REGISTRATION PROCEDURES. In the case of each registration effected by ZipLink pursuant to this Agreement, ZipLink will keep each Participating Holder advised in writing as to the initiation of registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in
Section 1.4, at its expense ZipLink will:

          (i) Prepare and file with the SEC a registration statement with respect to the offering of such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of a majority in interest of the Participating Holders, keep such registration statement effective for up to 120 days.

          (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the

     Securities Act with respect to the disposition of all securities covered by such registration statement.

          (iii) Furnish to the Participating Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of their securities covered by such registration statement.

          (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Participating Holders provided that ZipLink shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Participating Holder shall also enter into and perform its obligations under such an agreement.

          (vi) In the event of any underwritten public offering, use its best efforts to furnish, at the request of the managing underwriter, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1.5:

               (A) an opinion, dated such date, of the counsel representing ZipLink for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and

               (B) a letter dated such date, from the independent certified public accountants of ZipLink, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

          (vii) Notify each Participating Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

1.6 INDEMNIFICATION. In the event any of the Registrable Securities are included in a registration statement under Section 1:

(a) To the extent permitted by law, ZipLink will indemnify and hold harmless each Holder, each officer, director and partner of a Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any materials fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of or are based on any violation by ZipLink of any rule or regulation promulgated under the Securities Act applicable to ZipLink and relating to any action or non-action required of ZipLink in connection with any such registration; and will reimburse each such Holder, such officer, director and partner or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of ZipLink (which consent shall not be unreasonably withheld), nor shall ZipLink be liable to a particular Holder, officer, director, partner or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises our of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, officer, director, partner or controlling person or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder, officer, director, partner or controlling person expressly for use in connection with such registration;

(b) To the extent permitted by law, each Holder including Registrable Securities in such registration statement severally and not jointly, will indemnify and hold harmless ZipLink, each person, if any, who controls ZipLink within the meaning of the Securities Act, each officer of ZipLink and director of ZipLink against all losses, claims, damages or liabilities, joint or several, to which ZipLink or such officer, director, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse ZipLink and each such officer, director and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that such Holder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Holder, as such, furnished in writing to ZipLink by such Holder specifically for use in such registration statement or prospectus and under no circumstances or events will such Holder's liability exceed such Holder's proceeds from the sale of Registrable Securities pursuant to such registration statement or prospectus.

(c) Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party other than under this Section 1.6.

(d) If the indemnification provided for in this Section 2.6 is for any reason unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

1.7 INFORMATION BY HOLDERS. The Holder or Holders of Registrable Securities included in any registration shall furnish to ZipLink such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as ZipLink may request in writing and as shall be required in connection with any registration, qualification or compliance referred herein.

1.8 TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Holders under this Section 1.8 may only be transferred or assigned, in whole or in part, to any transferee of Registrable Securities provided ZipLink is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the shares with respect to which the rights under this Section 1.8 are being assigned. As a condition to the transfer or assignment of any registration rights hereunder, the transferee or assignee will enter into an agreement with ZipLink and its underwriter to the affect that such transferee or assignee for a period of up to 180 days following the effective date of the any registration statement of ZipLink filed under the Securities Act of 1933 with respect to any underwritten public offering, will not, to the extent requested by ZipLink and any underwriter, sell, agree to sell, grant options to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of ZipLink owned by him/her/it during such period except securities included in such registration.

     In order to enforce the foregoing covenant, ZipLink may impose stop-transfer instructions with respect to the Registration Securities until the end of such period.

Section 2. MARKET STAND-OFF AGREEMENT. Each Holder hereby agrees that during the 180 day period following the effective date of any registration statement of ZipLink filed under the Securities Act of 1933 with respect to any underwritten public offering, it shall not, to the extent requested by ZipLink and the underwriter, directly or indirectly sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of ZipLink (other than Registrable Securities included in such registration statement) and that ZipLink may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing registration) until the end of such period.

Section 3. TERMINATION OF REGISTRATION RIGHTS. The obligations of ZipLink pursuant to Section 1 shall terminate with respect to each Holder at such time as

     (i) ZipLink is then providing current public information within the meaning of Rule 144(c)(1) issued under the Securities Act, and

     (ii) such Holder is, or has been, able to sell under Rule 144 during any 3-month period all of the remaining Registrable Securities issued or issuable to such Holder.

Section 4.     MISCELLANEOUS.

4.1 ASSIGNMENT. The terms and conditions of this agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, provided, however, that except as provided in Section 1.8, no Holders shall not assign this Agreement or its rights hereunder without the prior written consent of ZipLink.

4.2 THIRD PARTIES. Nothing in this agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this agreement, except as expressly provided herein.

4.3 GOVERNING LAW. This agreement shall be governed by and construed under the laws of the State of Delaware.

4.4 COUNTERPARTS. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5 NOTICES. Except as otherwise expressly provided herein, any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon receipted personal delivery (professional courier permissible), receipted United States certified mail delivery or confirmed telegraph or telex transmission to the following addresses: (a) if to ZipLink, 40 Woodland Street, Hartford, Connecticut 06105 Attention: President, with a copy to Wayne A. Martino, Esq., Brenner, Saltzman & Wallman, 271 Whitney Avenue, New Haven, CT 06511, or (b) if to any Holder, to the address set forth on SCHEDULE I (or such other address as such Holder may have provided to ZipLink for such purpose), or
(c) if to any Holder, to such address as such Holder shall have provided to ZipLink for such purpose.

4.6 SEVERABILITY. If one or more provisions of this agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this agreement, and the balance of this agreement shall be enforceable in accordance with its terms.

4.7 AMENDMENT AND WAIVER. Any provision of this agreement may be amended, modified, waived or terminated with the written consent of ZipLink and the Holders of at least two-thirds (2/3) of the outstanding Registrable Securities; PROVIDED that no such amendment, modification, waiver or termination shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of Registrable Securities. ZipLink shall provide prompt notice of any such amendment, modification, waiver or termination to all Holders of Registrable Securities and such amendment, modification, waiver or termination effected in accordance with this paragraph shall be binding upon each Holder and ZipLink. In addition, ZipLink may waive performance of any obligation owing to it, as to some or all of the Holders or agree to accept alternatives to such performance, without obtaining the consent of any Holder.

4.8 EFFECT OF AMENDMENT OR WAIVER. The Holders and their respective successors and assigns acknowledge that by operation of Section 4.7. the Holders of two-thirds of the outstanding Registrable Securities, acting in conjunction with ZipLink, will have the right and power to diminish or eliminate all rights pursuant to this agreement.

4.9 RIGHTS OF HOLDERS. Each Holder shall have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this agreement, and such Holder shall not incur any liability to any other holder of any securities of ZipLink as a result of exercising or refraining from exercising any such right or rights.

4.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this agreement, or any waiver on the part of any part of any provisions or conditions of this agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

4.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall, when taken together, be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                             ZIPLINK, LLC



                                             By: /s/HENRY M. ZACHS
                                                 -----------------
                                                 Its Manager

                                   SCHEDULE I

                                     HOLDERS


/s/HENRY M. ZACHS                                      Date:12/23/97
-----------------                                           --------
Henry M. Zachs


/s/HENRY M. ZACHS UNDER POA FOR                        Date:12/23/97
-------------------------------                             --------
Eric M. Zachs

Zachs Family Limited Partnership
  Number One


By:/s/HENRY M. ZACHS UNDER POA FOR                     Date:12/23/97
   -------------------------------                          --------
     Eric M. Zachs
     Its General Partner

/s/CHRISTOPHER JENKINS                                 Date:12/23/97
----------------------                                      --------
Christopher Jenkins



                              ADDRESSES FOR NOTICE

Henry M. Zachs                                         Zachs Family Limited
40 Woodland Street                                     Partnership Number One
Hartford, CT  06105                                    40 Woodland Street
                                                       Hartford, CT  06105


Eric M. Zachs                                          Christopher Jenkins
40 Woodland Street                                     40 Woodland Street
Hartford, CT  06105                                    Hartford, CT  06105



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